================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 1, 2001

                                 SUSSEX BANCORP
             (Exact name of registrant as specified in its charter)

         New Jersey                    0-29030                  22-3475473
-----------------------------         ---------                ------------
(State or other jurisdiction         (Commission               (IRS Employer
 of incorporation)                    File Number)           Identification No.)


                               399 Route 23
                           Franklin, New Jersey            07416
                ---------------------------------------  ----------
               (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (973) 827-2914
                                                           --------------

================================================================================

Item 5.  Other events.
         ------------

Effective October 1, 2001, the Registrant completed an acquisition of all of the outstanding stock of Tri-State Insurance Agency, Inc. ("Tri-State"), a full-service insurance agency located in Augusta, New Jersey. The Registrant intends to operate Tri-State as a wholly owned subsidiary of the Registrant's bank subsidiary, Sussex Bank, a New Jersey chartered commercial bank. The following is a summary of the terms of the Stock Purchase Agreement, dated as of September 28, 2001. This summary is qualified in its entirety by reference to the Stock Purchase Agreement, which is attached as an exhibit hereto.

The purchase price paid by the Registrant for Tri-State is comprised of an upfront payment of $350,000 at closing, and deferred payments on the first, second and third anniversaries of the closing.

On each of the first, second, and third anniversaries of the closing, the shareholders of Tri-State will be entitled to an aggregate payment of $700,000, to be satisfied through a mix of cash and common stock of the Registrant. The deferred payments are subject to adjustment based upon the net income of Tri-State as a subsidiary of Sussex Bank. In Tri-State's first year of operation after the acquisition, it must produce a minimum net pretax profit of $175,000, or the shareholders of Tri-State will receive a dollar for dollar reduction in their deferred payments (i.e., in Year 1, the aggregate payment may be reduced to $525,000 in the event Tri-State produces no profit). In the second year, the targeted net pretax profit is $192,500, and in Year 3 it is $210,000.

As part of the acquisition, each of the principals of Tri-State have entered into an employment agreement providing for their employment by Tri-State for a period of at least five years. After the initial five-year term, the employment agreement will automatically renew for additional three-year periods unless twelve months prior to the end of the initial term either party provides notice of its intention not to renew.

The Registrant expects that the transaction will be accretive to its basic earnings per share in the first year.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements contained herein are not historical facts and are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after this date.

Item 7.  Exhibits.
         --------

         The following exhibit is filed with this Current Report on Form 8-K.

         Exhibit No.   Description
         -----------   -----------

         2             Stock Purchase Agreement, dated as of September 28, 2001.
         10(a)         Employment agreement of George Lista.
         10(b)         Employment Agreement of George Harper.
         99            Press release announcing the acquisition of Tri-State
                       Insurance Agency, Inc., dated October 2, 2001.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp, has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 SUSSEX BANCORP
                                                 ---------------
                                                  (Registrant)


Dated:   October 3, 2001                         By: /s/ Candace A. Leatham
                                                     ----------------------
                                                     CANDACE A. LEATHAM
                                                     Chief Financial Officer

                                  EXHIBIT INDEX
                                  -------------

                           CURRENT REPORT ON FORM 8-K
                           --------------------------


Exhibit No.    Description                                           Page No.
-----------    -----------                                           --------

2              Stock Purchase Agreement, dated as of                   6-38
               September 28, 2001.
10(a)          Employment agreement of George Lista.                   39-49
10(b)          Employment agreement of George Harper                   50-60
99             Press release announcing the acquisition of               61
               Tri-State Insurance Agency, Inc.,
               dated October 2, 2001.